Exhibit 5.1

                             PETREE STOCKTON, L.L.P.
                                ATTORNEYS AT LAW
                           3500 ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28202-6001
                            TELEPHONE (704) 338-5000
                               FAX (704) 338-5125              OTHER OFFICES
                                                               RALEIGH, N. C.
                                                            WINSTON-SALEM, N. C.








                                  June 6, 1996




First Union Residential
  Securitization Transactions, Inc.
301 South College Street
Charlotte, North Carolina  2820

Re: First Union Residential Securitization Transactions, Inc. Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel for you in connection with the Registration Statement on Form S-11 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration under the Act of Residential Mortgage Pass-Through Certificates (the "Certificates"). Each series of such Certificates will be issued pursuant to a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among First Union Residential Securitization Transactions, Inc. (the "Registrant"), a trustee to be identified in the Prospectus Supplement for such series of Certificates and a master servicer or servicer to be identified in the Prospectus Supplement for such series of Certificates.

We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Certificates.

Based on the foregoing, we are of the opinion that:

1. When each Pooling and Servicing Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general


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First Union Residential
Securitization Transactions, Inc.
June 6, 1996
Page 2



         principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and the related Certificates will be executed and delivered in substantially the forms filed as exhibits to the Registration Statement, and that such Certificates will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of North Carolina and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                Very truly yours,

                             PETREE STOCKTON, L.L.P.



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